Exhibit 10.1

AMENDMENT NO. 10 TO
RECEIVABLES SALE AGREEMENT

This Amendment No. 10 to Receivables Sale Agreement (this “Amendment”) is dated as of December 30, 2016, between Avnet, Inc., a New York corporation (“Originator”), and Avnet Receivables Corporation, a Delaware corporation (“Buyer”).

RECITALS

Originator and Buyer entered into that certain Receivables Sale Agreement, dated as of June 28, 2001, and amended such Receivables Sale Agreement pursuant to Amendment No. 1 thereto, dated as of February 6, 2002, and further amended such Receivables Sale Agreement pursuant to Amendment No. 2 thereto, dated as of June 26, 2002, and further amended such Receivables Sale Agreement pursuant to Amendment No. 3 thereto, dated as of November 25, 2002, and further amended such Receivables Sale Agreement pursuant to Amendment No. 4 thereto, dated as of December 12, 2002, and further amended such Receivables Sale Agreement pursuant to Amendment No. 5 thereto, dated as of August 15, 2003, and further amended such Receivables Sale Agreement pursuant to Amendment No. 6 thereto, dated as of August 3, 2005,  and further amended such Receivables Sale Agreement pursuant to Amendment No. 7 thereto, dated as of August 29, 2007, and further amended such Receivables Sale Agreement pursuant to Amendment No. 8 thereto, dated as of August 26, 2010, and further amended such Receivables Sale Agreement pursuant to Amendment No. 9 thereto, dated as of May 22, 2015  (the “Original Agreement,” and as further amended, modified or supplemented from time to time, the “Sale Agreement”).

Each of the parties hereto now desires to amend the Original Agreement, subject to the terms and conditions hereof, as more particularly described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.    Definitions Used Herein.   Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth for such terms in, or incorporated by reference into, the Original Agreement.

Section 2.    Amendment.  Subject to the terms and conditions set forth herein, the Original Agreement is hereby amended by deleting the stricken text (indicated in the same manner as the following example:  ~~stricken text~~)  and adding the inserted text (indicated in

Amendment No. 10 to

Receivables Sale Agreement

the same manner as the following example: inserted text) as set forth on the pages of the conformed copy of the Sale Agreement attached as Annex A hereto.

Section 3.    Conditions to Effectiveness of Amendment.  This Amendment shall become effective as of the date hereof, upon the satisfaction of the conditions precedent that:

(a)    Amendment.  The Buyer and the Agent shall have received, on or before the date hereof, executed counterparts of this Amendment, duly executed by each of the parties hereto.

(b)    Representations and Warranties.  As of the date hereof, both before and after giving effect to this Amendment, all of the representations and warranties contained in the Sale Agreement and in each other Transaction Document shall be true and correct in all material respects as though made on the date hereof (and by its execution hereof, each of Buyer and Originator shall be deemed to have represented and warranted such).

(c)    No Termination Event or Potential Termination Event.  As of the date hereof, both before and after giving effect to this Amendment, no Termination Event or Potential Termination Event shall have occurred and be continuing (and by its execution hereof, each of Buyer and Originator shall be deemed to have represented and warranted such).

Section 4.    Miscellaneous.

(a)    Effect; Ratification.  The amendment set forth herein is effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed (i) to be a consent to, or an acknowledgment of, any amendment, waiver or modification of any other term or condition of the Sale Agreement or of any other instrument or agreement referred to therein or (ii) to prejudice any right or remedy which Buyer (or any of its assigns) may now have or may have in the future under or in connection with the Sale Agreement, as amended hereby, or any other instrument or agreement referred to therein.  Each reference in the Sale Agreement to “this Agreement,” “herein,” “hereof” and words of like import and each reference in the other Transaction Documents to the Original Agreement, to the “Receivables Sale Agreement” or to the “Sale Agreement” shall mean the Original Agreement as amended hereby.  This Amendment shall be construed in connection with and as part of the Sale Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Sale Agreement and each other instrument or agreement referred to therein, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

(b)    Transaction Documents.  This Amendment is a Transaction Document executed pursuant to the Original Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

(c)    Costs, Fees and Expenses.  Without limiting Section 6.2 of the Sale Agreement, Originator agrees to reimburse Buyer and its assigns upon demand for all

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Amendment No. 10 to

Receivables Sale Agreement

reasonable and documented out-of-pocket costs, fees and expenses in connection with the preparation, execution and delivery of this Amendment (including the reasonable fees and expenses of counsels to Buyer and its assigns).

(d)    Counterparts.  This Amendment may be executed in any number of counterparts, each such counterpart constituting an original and all of which when taken together shall constitute one and the same instrument.

(e)    Severability.  Any provision contained in this Amendment which is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Amendment in that jurisdiction or the operation, enforceability or validity of such provision in any other jurisdiction.

(f)    GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

(g)    WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT, ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AMENDMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

AVNET RECEIVABLES CORPORATION,
as Buyer

By:	/s/ Kevin Moriarty
Name:	Kevin Moriarty
Title:	President

AVNET, INC.,
as Originator

By:	/s/ Kevin Moriarty
Name:	Kevin Moriarty
Title:	Senior Vice President, Chief Financial Officer and Assistant Secretary

Annex A

CONFORMED COPY

RECEIVABLES SALE AGREEMENT

DATED AS OF June 28, 2001,
and amended by Amendment No. 1 hereto, dated as of February 6, 2002, and further amended by Amendment No. 2 hereto, dated as of June 26, 2002, and further amended by Amendment No. 3 hereto, dated as of November 25, 2002, and further amended by Amendment No. 4 hereto, dated as of December 12, 2002, and further amended by Amendment No. 5 hereto, dated as of August 15, 2003, and further amended by Amendment No. 6 hereto, dated as of August 3, 2005, and further amended by Amendment No. 7 hereto, dated as of August 29, 2007, and further amended by Amendment No. 8 hereto, dated as of August 6, 2010, and further amended by Amendment No. 9 hereto, dated as of May 22, 2015, and further amended by Amendment No. 10 hereto, dated as of December 30, 2016

BETWEEN

AVNET, INC.,
as Originator

AND

AVNET RECEIVABLES CORPORATION,
as Buyer

TABLE OF CONTENTS

		Page

ARTICLE I AMOUNTS AND TERMS OF THE PURCHASE
1.1	Purchase of Receivables	2
1.2	Payment for the Purchase	3
1.3	Purchase Price Credit Adjustments	4
1.4	Payments and Computations, Etc.	5
1.5	Transfer of Records	5
1.6	Characterization	5

ARTICLE II
REPRESENTATIONS AND WARRANTIES
2.1	Representations and Warranties of Originator	6

ARTICLE III
CONDITIONS OF PURCHASE
3.1	Conditions Precedent to Purchase	11
3.2	Conditions Precedent to Subsequent Payments	11

ARTICLE IV
COVENANTS
4.1	Affirmative Covenants of Originator	12
4.2	Negative Covenants of Originator	16

ARTICLE V
TERMINATION EVENTS
5.1	Termination Events	18
5.2	Remedies	19

ARTICLE VI
INDEMNIFICATION
6.1	Indemnities by Originator	19
6.2	Other Costs and Expenses	22

ARTICLE VII
MISCELLANEOUS
7.1	Waivers and Amendments	22
7.2	Notices	22
7.3	Protection of Ownership Interests of Buyer	23
7.4	Confidentiality	23
7.5	Bankruptcy Petition	24
7.6	Limitation of Liability	25
7.7	CHOICE OF LAW	25
7.8	CONSENT TO JURISDICTION	25
7.9	WAIVER OF JURY TRIAL	25

7.10	Integration; Binding Effect; Survival of Terms	26
7.11	Counterparts; Severability; Section References	26
7.12	Subordination	26

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Exhibits and Schedules

Exhibit I	-	Definitions

Exhibit II	-	Places of Business; Jurisdictions of Organization and Chief Executive Offices; Locations of Records; Organizational Number(s); Federal Employer Identification Numbers(s); Other Names

Exhibit III	-	Lock-Boxes; Collection Accounts; Collection Banks

Exhibit IV	-	Form of Compliance Certificate

Exhibit V	-	Credit and Collection Policy

Exhibit VI	-	Form of Subscription Agreement

Exhibit VII	-	Form of Subordinated Note

Schedule A	-	Documents to Be Delivered to Buyer On Or Prior to the Purchase

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RECEIVABLES SALE AGREEMENT

THIS RECEIVABLES SALE AGREEMENT, dated as of June 28, 2001, and amended by Amendment No. 1 hereto, dated as of February 6, 2002, and further amended by Amendment No. 2 hereto, dated as of June 26, 2002, and further amended by Amendment No. 3 hereto, dated as of November 25, 2002, and further amended by Amendment No. 4 hereto, dated as of December 12, 2002, and further amended by Amendment No. 5 hereto, dated as of August 15, 2003, and further amended by Amendment No. 6 hereto, dated as of August 3, 2005, and further amended by Amendment No. 7 hereto, dated as of August 29, 2007, and further amended by Amendment No. 8 hereto, dated as of August 6, 2010, and further amended by Amendment No. 9 hereto, and further amended by Amendment No. 10 hereto, is by and between AVNET, INC., a New York corporation ("Originator"), and AVNET RECEIVABLES CORPORATION, a Delaware corporation ("Buyer").  Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto (or, if not defined in Exhibit I hereto, the meaning assigned to such term in Exhibit I to the Purchase Agreement).

PRELIMINARY STATEMENTS

Originator now owns, and from time to time hereafter will own, Receivables.  Originator wishes to sell and assign to Buyer, and Buyer wishes to purchase from Originator, all of Originator's right, title and interest in and to such Receivables, together with the Related Security and Collections with respect thereto.

Originator and Buyer intend the transactions contemplated hereby to be true sales of the Receivables from Originator to Buyer, providing Buyer with the full benefits of ownership of the Receivables, and Originator and Buyer do not intend these transactions to be, or for any purpose to be characterized as, loans from Buyer to Originator.

Following the purchase of Receivables from Originator, Buyer will sell undivided interests therein and in the associated Related Security and Collections pursuant to that certain Amended and Restated Receivables Purchase Agreement dated as of February 6, 2002 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the "Purchase Agreement") among Buyer, Originator, as Servicer, the commercial paper conduits from time to time party thereto as "Companies" (the "Companies"), the financial institutions from time to time party thereto as "Financial Institutions" and Bank One, NA (Main Office Chicago) or any successor agent appointed pursuant to the terms of the Purchase Agreement, as agent for such Companies and such Financial Institutions (in such capacity, the "Agent").

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMOUNTS AND TERMS OF THE PURCHASE

1.1       Purchase of Receivables.

(a)     Effective on the date hereof, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase from Originator, all of Originator's right, title and interest in and to all Receivables existing as of the close of business on the Business Day immediately prior to the date hereof and all Receivables thereafter arising through and including the Termination Date, together, in each case, with all Related Security relating thereto and all Collections thereof.  In accordance with the preceding sentence, on the date hereof Buyer shall acquire all of Originator's right, title and interest in and to all Receivables existing as of the close of business on the Business Day immediately prior to the date hereof and thereafter arising through and including the Termination Date, together with all Related Security relating thereto and all Collections thereof.  Buyer shall be obligated to pay the Purchase Price for the Receivables purchased hereunder in accordance with Section 1.2.  In connection with consummation of the Purchase Price for any Receivables purchased hereunder, Buyer may request that Originator deliver, and Originator shall deliver, such approvals, opinions, information, reports or documents as Buyer may reasonably request.

(b)     It is the intention of the parties hereto that the Purchase of Receivables made hereunder shall constitute a sale, which sale is absolute and irrevocable and provides Buyer with the full benefits of ownership of the Receivables.  Except for the Purchase Price Credits owed pursuant to Section 1.3, the sale of Receivables hereunder is made without recourse to Originator; provided,  however, that (i) Originator shall be liable to Buyer for all representations, warranties, covenants and indemnities made by Originator pursuant to the terms of the Transaction Documents to which Originator is a party, and (ii) such sale does not constitute and is not intended to result in an assumption by Buyer or any assignee thereof of any obligation of any Originating Entity or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of any Originating Entity.  In view of the intention of the parties hereto that the Purchase of Receivables made hereunder shall constitute a sale of such Receivables rather than loans secured thereby, Originator agrees that it will, on or prior to the date hereof and in accordance with Section 4.1(e)(ii), identify in its general ledger relating to the Receivables  a legend acceptable to Buyer and to the Agent (as Buyer's assignee), evidencing that Buyer has purchased such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been sold to Buyer.  Upon the request of Buyer or the Agent (as Buyer's assignee), Originator will authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and execute and file such other instruments, documents or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer's ownership interest in the Receivables and the Related Security and Collections with respect thereto, or as Buyer or the Agent (as Buyer's assignee) may reasonably request.

1.2       Payment for the Purchase.

(a)      The Purchase Price for the Purchase of Receivables in existence on the close of business on the Business Day immediately preceding the date hereof (the "Initial Cutoff Date") shall be payable in full by Buyer to Originator on the date hereof, and shall be paid to Originator in the following manner:

(i)   by delivery of immediately available funds, to the extent of funds made available to Buyer in connection with its subsequent sale of an interest in such Receivables to the Purchasers under the Purchase Agreement; provided that a portion of such funds shall be offset by amounts owed by Originator to Buyer on account of the issuance of equity in the manner contemplated in the Subscription Agreement and having a total value of not less than the Required Capital Amount, and

(ii)  the balance, by delivery of the proceeds of a subordinated revolving loan from Originator to Buyer (a "Subordinated Loan") in an amount not to exceed the least of (i) the remaining unpaid portion of such Purchase Price, (ii) the maximum Subordinated Loan that could be borrowed without rendering Buyer's Net Worth less than the Required Capital Amount and (iii) the maximum Subordinated Loan that could be borrowed without rendering the Net Value less than the aggregate outstanding principal balance of the Subordinated Loans (including the Subordinated Loan proposed to be made on such date).  Originator is hereby authorized by Buyer to endorse on the schedule attached to the Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of Buyer thereunder.

The Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and owing in full by Buyer to Originator or its designee on the date each such Receivable came into existence (except that Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by Originator to Buyer hereunder and which have become due but remain unpaid) and shall be paid to Originator in the manner provided in the following paragraphs (b), (c) and (d).

(b)      With respect to any Receivables coming into existence after the Initial Cutoff Date, on each Settlement Date, Buyer shall pay the Purchase Price therefor in accordance with Section 1.2(d) and in the following manner:

first, by delivery of immediately available funds, to the extent of funds available to Buyer from its subsequent sale of an interest in the Receivables to the Agent for the benefit of the Purchasers under the Purchase Agreement or other cash on hand;

second, by delivery of the proceeds of a Subordinated Loan, provided that the making of any such Subordinated Loan shall be subject to the provisions set forth in Section 1.2(a)(ii); and

third, unless Originator has declared the Termination Date to have occurred pursuant to Section 5.2, by accepting a contribution to its capital pursuant to the Subscription Agreement in an amount equal to the remaining unpaid balance of such Purchase Price.

Subject to the limitations set forth in Section 1.2(a)(ii), Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to the Termination Date.  The Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of the Subordinated Note and shall be payable solely from funds which Buyer is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the Purchasers.

(c)      From and after the Termination Date, Originator shall not be obligated to (but may, at its option):  (i) sell Receivables to Buyer, or (ii) contribute Receivables to Buyer's capital pursuant to clause third of Section 1.2(b) unless Originator reasonably determines that the Purchase Price therefor will be satisfied with funds available to Buyer from sales of interests in the Receivables pursuant to the Purchase Agreement, Collections, proceeds of Subordinated Loans, other cash on hand or otherwise.

(d)     Although the Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and payable in full by Buyer to Originator on the date such Receivable came into existence, settlement of the Purchase Price between Buyer and Originator shall be effected on a monthly basis on Settlement Dates with respect to all Receivables coming into existence during the same Calculation Period and based on the information contained in the Monthly Report delivered by the Servicer pursuant to Article VIII of the Purchase Agreement for the Calculation Period then most recently ended.  Although settlement shall be effected on Settlement Dates, increases or decreases in the amount owing under the Subordinated Note made pursuant to Section 1.2(b) and any contribution of capital by Originator to Buyer made pursuant to Section 1.2(b) shall be deemed to have occurred and shall be effective as of the last Business Day of the Calculation Period to which such settlement relates.

1.3       Purchase Price Credit Adjustments.  If on any day:

(a)     the Outstanding Balance of a Receivable is:

(i)   reduced as a result of any defective or rejected or returned goods or services, any discount or any adjustment or otherwise by Originator (other than cash Collections on account of the Receivables),

(ii)  reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

(b)     any of the representations and warranties set forth in Article II are not true when made or deemed made with respect to any Receivable,

then, in such event, Buyer shall be entitled to a credit (each, a "Purchase Price Credit") against the Purchase Price otherwise payable hereunder equal to the Outstanding Balance of such Receivable

(calculated before giving effect to the applicable reduction or cancellation).  If such Purchase Price Credit exceeds the Original Balance of the Receivables coming into existence on any day, then Originator shall pay to Buyer the remaining amount of such Purchase Price Credit in cash immediately, provided that if the Termination Date has not occurred, Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under the Subordinated Note.

1.4       Payments and Computations, Etc.  All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of Originator designated from time to time by Originator or as otherwise directed by Originator.  In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day.  If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided,  however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law.  All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

1.5       Transfer of Records.

(a)     In connection with the Purchase of Receivables hereunder, Originator hereby sells, transfers, assigns and otherwise conveys to Buyer all of Originator's right and title to and interest in the Records relating to all Receivables sold hereunder, without the need for any further documentation in connection with the Purchase.  In connection with such transfer, Originator hereby grants to each of Buyer, the Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by Originator to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by Originator or is owned by others and used by Originator under license agreements with respect thereto, provided that should the consent of any licensor of such software be required for the grant of the license described herein, to be effective, Originator hereby agrees that upon the request of Buyer (or Buyer's assignee), Originator will use its reasonable efforts to obtain the consent of such third-party licensor.  The license granted hereby shall be irrevocable until the indefeasible payment in full of the Aggregate Unpaids, and shall terminate on the date this Agreement terminates in accordance with its terms.

(b)     Originator (i) shall take such action requested by Buyer and/or the Agent (as Buyer's assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and its assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from Originator hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer, the Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

1.6       Characterization.  If, notwithstanding the intention of the parties expressed in Section 1.1(b), any sale or contribution by Originator to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable (any of the foregoing being a "Recharacterization"), then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties' intention that the sale of Receivables hereunder shall constitute a true sale thereof, Originator hereby grants to Buyer a duly perfected security interest in all of Originator's right title and interest in, to and under all Receivables now existing and hereafter arising through and including the Termination Date, all Collections and Related Security with respect thereto, each Lock-Box and Collection Account, all other rights and payments relating to the Receivables and all proceeds of the foregoing to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price of the Receivables together with all other obligations of Originator hereunder, which security interest shall be prior to all other Adverse Claims thereto. Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative. In the case of any Recharacterization, each of the Originator and the Buyer represents and warrants as to itself that each remittance of Collections by the Originator to the Buyer hereunder will have been (i) in payment of a debt incurred by the Originator in the ordinary course of business or financial affairs of the Originator and the Buyer and (ii) made in the ordinary course of business or financial affairs of the Originator and the Buyer.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1       Representations and Warranties of Originator.  Originator hereby represents and warrants to Buyer on the date hereof, on the date of the Purchase and on each date that any Receivable comes into existence that:

(a)     Corporate Existence and Power.  Originator is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power, and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

(b)     Power and Authority; Due Authorization, Execution and Delivery.  The execution and delivery by Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, Originator's use of the proceeds of the Purchase made hereunder, are within its corporate powers and authority, and have been duly authorized by all necessary corporate action on its part.  This Agreement and each other Transaction Document to which Originator is a party has been duly executed and delivered by Originator.

(c)     No Conflict.  The execution and delivery by Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws or any shareholder agreements, voting trusts, and similar arrangements applicable to any of its authorized shares, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Originator or its Subsidiaries (except as created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d)     Governmental Authorization.  Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by Originator of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

(e)     Actions, Suits.  There are no actions, suits or proceedings pending, or to the best of Originator's knowledge, threatened, against or affecting Originator, or any of its properties, in or before any court, arbitrator or other body, except for actions, suits or proceedings (i) that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (ii) that have been publicly disclosed in any periodic report or other filing made by Originator pursuant to, and in full conformity with the requirements of, the Securities Exchange Act of 1934.  In addition to the foregoing, there are no actions, suits or proceedings pending, or to the best of Originator's knowledge, threatened against or affecting the Receivables, the Related Security or any Transaction Document, in or before any court, arbitration or other body.  Originator is not in default with respect to any order of any court, arbitrator or governmental body.

(f)     Binding Effect.  This Agreement and each other Transaction Document to which Originator is a party constitute the legal, valid and binding obligations of Originator enforceable against Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g)     Accuracy of Information.  All information heretofore furnished by Originator or any of its Affiliates to Buyer (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by Originator or any of its Affiliates to Buyer (or its assigns) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(h)     Use of Proceeds.  No proceeds of any Purchase Price payment hereunder will be used (i) for a purpose that violates, or would be inconsistent with, any law, rule or regulation applicable to Originator or (ii) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

(i)     Good Title.  Immediately prior to the Purchase hereunder and upon the creation of each Receivable coming into existence after the Initial Cut-Off Date and, with respect to Receivables originated by the Subsidiary Originator, upon the sale of such Receivables to Originator in accordance with the Subsidiary Receivables Sale Agreement, Originator (i) is the

legal and beneficial owner of the Receivables and (ii) is the legal and beneficial owner of the Related Security with respect thereto or possesses a valid and perfected security interest therein, in each case, free and clear of any Adverse Claim, except as created by the Transaction Documents.  There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Originator's ownership interest in each Receivable, its Collections and the Related Security.

(j)      Perfection.  This Agreement, together with the filing of the financing statements contemplated hereby, is effective to transfer to Buyer (and Buyer shall acquire from Originator) (i) legal and equitable title to, with the right to sell and encumber each Receivable existing and hereafter arising, together with the Collections with respect thereto, and (ii) all of Originator's right, title and interest in the Related Security associated with each Receivable, in each case, free and clear of any Adverse Claim, except as created by the Transactions Documents.  There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's ownership interest in the Receivables, the Related Security and the Collections.

(k)     Places of Business, Jurisdiction of Organization and Locations of Records.  The principal places of business, jurisdiction of organization and chief executive office of Originator and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit II or such other locations of which Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) and/or Section 7.3(a) has been taken and completed.  Originator's organizational number assigned to it by its jurisdiction of organization and Originator's Federal Employer Identification Number are correctly set forth on Exhibit II.  Originator has not changed the location of its principal place of business and chief executive office or its corporate structure within the four months prior to June 28, 2001.  Originator has not changed its jurisdiction of organization.  Originator is a New York corporation and is a "registered organization" (within the meaning of Section 9-102 of the UCC in effect in the State of New York).

(l)      Collections.  The conditions and requirements set forth in Section 4.1(j) have at all times been satisfied and duly performed.  The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Originator at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit III.  Originator has not granted any Person, other than Buyer (and its assigns) dominion and control or "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any Lock-Box or Collection Account, or the right to take dominion and control or "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.  Originator has taken all steps necessary to ensure that the Agent has "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) over all of its Collection Accounts and Lock-Boxes.

(m)    Material Adverse Effect.  Since March 31, 2001 no event has occurred that would have a Material Adverse Effect.

(n)     Names.  In the past five (5) years, Originator has not used any corporate names, trade names or assumed names other than as listed on Exhibit II.

(o)     Ownership of Buyer.  Originator owns, directly or indirectly, 100% of the issued and outstanding capital stock of Buyer, free and clear of any Adverse Claim.  Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Buyer.

(p)     Not a Holding Company or an Investment Company.  Originator is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute.  Originator is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

(q)     Compliance with Law.  Originator has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.  Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including,  without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation.

(r)     Compliance with Credit and Collection Policy.  Originator has complied in all material respects with the applicable Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to any Credit and Collection Policy, except such material change as to which Buyer (or its assigns) has been notified in accordance with Section 4.1(a)(vii).

(s)     Payments to Originator.  With respect to each Receivable transferred to Buyer hereunder, the Purchase Price received by Originator constitutes reasonably equivalent value in consideration therefor and such transfer was not made for or on account of an antecedent debt.  No transfer by Originator of any Receivable hereunder is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. § 101 et seq.), as amended.

(t)      Enforceability of Contracts.  Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(u)     Eligible Receivables.  Each Receivable included at any time in the Net Receivables Balance as an Eligible Receivable was, on the later to occur of the date of the Purchase and the date it came into existence, an Eligible Receivable on such date.

(v)     Accounting.  The manner in which Originator accounts for the transactions contemplated by this Agreement does not jeopardize the characterization of the transactions contemplated herein as being true sales of the Receivables by the Originator to the Buyer.

(w)    Payments to Subsidiary Originator.  With respect to each Receivable transferred to Originator from the Subsidiary Originator under the Subsidiary Receivables Sale Agreement, Originator has given reasonably equivalent value to the Subsidiary Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt.  No transfer by the Subsidiary Originator of any Receivable under the Subsidiary Receivables Sale Agreement is or may be voidable under any section of the Federal Bankruptcy Code.

ARTICLE III
CONDITIONS OF PURCHASE

3.1       Conditions Precedent to Purchase.  The Purchase under this Agreement is subject to the conditions precedent that (a) Buyer shall have received on or before the date of such purchase those documents listed on Schedule A and (b) all of the conditions to the initial purchase under the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof.

3.2       Conditions Precedent to Subsequent Payments.  Buyer's obligation to pay for Receivables coming into existence after the Initial Cutoff Date shall be subject to the further conditions precedent that (a) the Facility Termination Date shall not have occurred; (b) Buyer (or its assigns) shall have received such other approvals, opinions or documents as it may reasonably request and (c) on the date such Receivable came into existence, the following statements shall be true (and acceptance of the proceeds of any payment for such Receivable shall be deemed a representation and warranty by Originator that such statements are then true):

(i)   the representations and warranties set forth in Article II are true and correct on and as of the date such Receivable came into existence as though made on and as of such date; and

(ii)  no event has occurred and is continuing that will constitute a Termination Event or a Potential Termination Event.

Notwithstanding the foregoing conditions precedent, upon payment of the Purchase Price for any Receivable (whether by payment of cash, through an increase in the amounts outstanding under the Subordinated Note, by offset of amounts owed to Buyer and/or by offset of capital contributions), title to such Receivable and the Related Security and Collections with respect thereto shall vest in Buyer, whether or not the conditions precedent to Buyer's obligation to pay for such Receivable were in fact satisfied.  The failure of Originator to satisfy any of the foregoing conditions precedent, however, shall give rise to a right of Buyer to rescind the related purchase and direct Originator to pay to Buyer an amount equal to the Purchase Price payment that shall have been made with respect to any Receivables related thereto.

ARTICLE IV
COVENANTS

4.1       Affirmative Covenants of Originator.  Until the date on which this Agreement terminates in accordance with its terms, Originator hereby covenants as set forth below:

(a)     Financial Reporting.  Originator will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to Buyer (or its assigns):

(i)    Annual Reporting.  Within 120 days after the close of each of its respective fiscal years, audited, unqualified consolidated financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for Originator and its Subsidiaries for such fiscal year certified in a manner acceptable to Buyer (or its assigns) by independent public accountants of recognized national standing.

(ii)   Quarterly Reporting.  Within 60 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, consolidated balance sheets of Originator and its Subsidiaries as at the close of each such period and statements of income and retained earnings and a statement of cash flows for Originator and its Subsidiaries for the period from the beginning of such fiscal year to the end of such quarter, all certified, subject to year-end audit adjustments, as to fairness of presentation, GAAP, and consistency, by its chief financial officer, chief accounting officer or treasurer.

(iii)  Compliance Certificate.  Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by Originator's Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

(iv)  Shareholders Statements and Reports.  Promptly upon the furnishing thereof to the shareholders of Originator, copies of all financial statements, reports and proxy statements so furnished.

(v)   S.E.C. Filings.  Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Originator or any of its Subsidiaries files with the Securities and Exchange Commission.

(vi)  Copies of Notices.  Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Buyer or the Agent, copies of the same.

(vii) Change in Credit and Collection Policy.  At least thirty (30) days prior to the effectiveness of any material change in or material amendment to any Credit and Collection Policy, a copy of such Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting Buyer's consent thereto.

(viii) Other Information.  Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of Originator as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

(b)     Notices.  Originator will notify the Buyer (or its assigns) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i)   Termination Events or Potential Termination Events.  The occurrence of each Termination Event and each Potential Termination Event, by a statement of an Authorized Officer of Originator.

(ii)  Judgment and Proceedings.  (1) The entry of any judgment or decree against Originator or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against Originator and its Subsidiaries exceeds $25,000,000 and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against Originator which, individually or in the aggregate, if adversely determined, would reasonably be expected to result in a judgment in excess of $50,000,000 or could reasonably be expected to have a Material Adverse Effect.

(iii) Material Adverse Effect.  The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

(iv) Defaults Under Other Agreements.  The occurrence of a default or an event of default under any other financing arrangement pursuant to which Originator is a debtor or an obligor.

(v)  Downgrade of the Originator.  Any downgrade in the rating of any Indebtedness of Originator by Standard and Poor's Ratings Services or by Moody's Investors Service, Inc., setting forth the Indebtedness affected and the nature of such change.

(c)     Compliance with Laws and Preservation of Corporate Existence.  Originator will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.  Originator will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted.

(d)     Audits.  Originator will furnish to Buyer (or its assigns) from time to time such information with respect to it and the Receivables as Buyer (or its assigns) may reasonably request.  Originator will, from time to time during regular business hours as requested by Buyer (or its assigns), upon reasonable notice and at the sole cost of Originator, permit Buyer (or its assigns) or its or their respective agents or representatives, as applicable, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of Originator relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Originator's financial condition or the Receivables and the Related Security or Originator's performance under any of the Transaction Documents or Originator's performance under the Contracts and, in each case, with any of the officers or employees of Originator having knowledge of such matters.

(e)     Keeping and Marking of Records and Books.

(i)   Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable).  Originator will give Buyer (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii)  Originator will (A) on or prior to the date hereof, identify in its general ledger a legend, acceptable to Buyer (or its assigns), describing Buyer's ownership interests in the Receivables and further describing the Purchaser Interests of the Agent (on behalf of the Purchasers) under the Purchase Agreement and (B) upon the request of Buyer (or its assigns), (x) mark each Contract with a legend describing Buyer's ownership interests in the Receivables and further describing the Purchaser Interests of the Agent (on behalf of the Purchasers) and (y) deliver to Buyer (or its assigns) all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

(f)      Compliance with Contracts and Credit and Collection Policy.  Originator will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the applicable Credit and Collection Policy in regard to each Receivable and the related Contract.

(g)     Ownership.  Originator will take all necessary action to establish and maintain, irrevocably in Buyer, (A) legal and equitable title to the Receivables and the Collections and (B) all of Originator's right, title and interest in the Related Security associated with the Receivables, in each case, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns) (including,  without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or its assigns) may reasonably request).

(h)     Purchasers' Reliance.  Originator acknowledges that the Agent and the Purchasers are entering into the transactions contemplated by the Purchase Agreement in reliance upon Buyer's identity as a legal entity that is separate from Originator and any Affiliates thereof.  Therefore, from and after the date of execution and delivery of this Agreement, Originator will take all reasonable steps including, without limitation, all steps that Buyer, or any assignee of Buyer, may from time to time reasonably request to maintain Buyer's identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of Originator and any Affiliates thereof and not a division of Originator or any such Affiliate.  Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Originator (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own the Receivables and other assets acquired by Buyer, (ii) will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the covenants set forth in Section 7.1(i) of the Purchase Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between Originator and Buyer on an arm's-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations §§ 1.1502-33(d) and 1.1552-1.

(i)      Collections.  Originator will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect.  In the event any payments relating to Receivables are remitted directly to Originator or any Affiliate of Originator, Originator will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof and, at all times prior to such remittance, Originator will itself hold such payments in trust for the exclusive benefit of Buyer and its assigns.  Originator will transfer exclusive ownership, dominion and control of each Lock-Box and Collection Account to Buyer and, will not grant the right to take dominion and control or establish "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to Buyer (or its assigns) as contemplated by this Agreement and the Purchase Agreement.  With respect to any Lock-Box or Collection Account, Originator shall take all steps necessary to ensure that the Agent has "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) over such Lock-Box or Collection Account.

(j)      Taxes.  Originator will file all tax returns and reports required by law to be filed by it and promptly pay all taxes and governmental charges at any time owing.  Originator will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of Buyer and its assigns.

(k)     Insurance.  Originator will maintain in effect, or cause to be maintained in effect, at Originator's own expense, such casualty and liability insurance as Originator deems appropriate in its good faith business judgment.  Buyer and the Agent, for the benefit of the Purchasers, shall be named as additional insureds with respect to all such liability insurance maintained by Originator.  Originator will pay or cause to be paid, the premiums therefor and deliver to Buyer and the Agent evidence satisfactory to Buyer and the Agent of such insurance coverage.  Copies of each policy shall be furnished to Buyer, the Agent and any Purchaser in certificated form upon Buyer's, the Agent's or such Purchaser's request.

(l)      Segregation of Other Servicer Collected Funds.  Originator shall, within six (6) days of the date any Other Servicer Collected Funds are deposited, credited or funded to any Collection Account, (i) specifically identify all such Other Servicer Collected Funds and (ii) cause all Other Servicer Collected Funds to be transferred from the applicable Collection Account.

(m)    Elimination of Other Servicer Collected Funds.  Subject to Section 4.1(l), Originator shall prevent all Other Servicer Collected Funds from being deposited, credited or otherwise funded to, any and all Collection Accounts.

(n)     Performance and Enforcement of Subsidiary Receivables Sale Agreement.  Originator will, and will require the Subsidiary Originator to, perform its obligations and undertakings under and pursuant to the Subsidiary Receivables Sale Agreement, will purchase Receivables under the Subsidiary Receivables Sale Agreement in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Originator, or assigned by the Subsidiary Originator under the Subsidiary Receivables Sale Agreement.  Originator will take all actions to perfect and enforce its rights and interests (and the rights and interests of Buyer as assignee of Originator) under the Subsidiary Receivables Sale Agreement as Buyer may from time to time reasonably request, including,  without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Subsidiary Receivables Sale Agreement.

(o)     Payment to Subsidiary Originator.  With respect to any Receivable purchased by Originator from the Subsidiary Originator, such sale shall be effected under, and in strict compliance with the terms of, the Subsidiary Receivables Sale Agreement, including,  without limitation, the terms relating to the amount and timing of payments to be made to the Subsidiary Originator in respect of the purchase price for such Receivable.

4.2       Negative Covenants of Originator.  Until the date on which this Agreement terminates in accordance with its terms, Originator hereby covenants that:

(a)     Name Change, Jurisdiction of Organization, Corporate Structure, Offices and Records.  Originator will not change its name, identity, jurisdiction of organization or corporate structure (within the meaning of Sections 9-503 and/or 9-507 of the UCC of all applicable jurisdictions) or relocate its chief executive office, principal place of business or any office where Records are kept unless it shall have: (i) given Buyer (or its assigns) at least forty-

five (45) days' prior written notice thereof and (ii) delivered to Buyer (or its assigns) all financing statements, instruments and other documents requested by Buyer (or its assigns) in connection with such change or relocation.

(b)     Change in Payment Instructions to Obligors.  Originator will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless Buyer (or its assigns) shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided,  however, that Originator may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

(c)     Modifications to Contracts and Credit and Collection Policy.  Originator will not make or permit to be made any change to any Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables.  Except as otherwise permitted in its capacity as Servicer pursuant to Article VIII of the Purchase Agreement, Originator will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the applicable Credit and Collection Policy.

(d)     Sales, Liens.  Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer (or its assigns) provided for herein), and Originator (or its assigns) will defend the right, title and interest of Buyer, or its assigns, in, to and under any of the foregoing property, against all claims of third parties claiming through or under Originator.  Originator shall not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory, the financing or lease of which gives rise to any Receivable, other than a Permitted Adverse Claim.

(e)     Accounting for Purchase.  Originator will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale of the Receivables and the Related Security by Originator to Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of the Receivables and the Related Security by Originator to Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.

(f)      Termination Date Determination.  Originator will not designate the "Termination Date" (as defined in the Subsidiary Receivables Sale Agreement), or send any written notice to the Subsidiary Originator in respect thereof, without the prior written consent of the Agent, except with respect to the occurrence of such Termination Date arising pursuant to Section 6.1(d) of the Subsidiary Receivables Sale Agreement.

ARTICLE V
TERMINATION EVENTS

5.1       Termination Events.  The occurrence of any one or more of the following events shall constitute a "Termination Event":

(a)     Originator shall fail (i) to make any payment or deposit required to be made by Originator hereunder when due and such failure continues for one (1) day, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a)) or any other Transaction Document to which it is a party and such failure shall continue for three (3) consecutive Business Days.

(b)     Any representation, warranty, certification or statement made by Originator in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made.

(c)     Failure of Originator to pay any Indebtedness when due in excess of $35 million, individually or in the aggregate; or the default by Originator in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of Originator shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

(d)     (i)  Originator or any of its Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against Originator or any of its Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) Originator or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth in the foregoing clauses (i) or (ii) of this subsection (d).

(e)     A Change of Control shall occur.

(f)     (i) the "Consolidated Interest Coverage Ratio" (as defined in the Current Avnet Credit Agreement) as of the end of any period of four fiscal quarters of Originator shall be less than 3.00 to 1.00 or (ii) the "Consolidated Leverage Ratio" (as defined in the Current Avnet Credit Agreement) at any time during any period set forth below shall be greater than the ratio set forth below opposite such period:

Period	Maximum Consolidated Leverage Ratio
April 3, 2005 through July 2, 2005	5.00 to 1.00
July 3, 2005 through October 1, 2005	4.75 to 1.00
October 2, 2005 through December 31, 2005	4.50 to 1.00
January 1, 2006 through July 1, 2006	4.25 to 1.00
July 2, 2006 and thereafter	4.00 to 1.00

(g)     One or more final judgments for the payment of money in an amount in excess of $50,000,000, individually or in the aggregate, shall be entered against Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

(h)     The occurrence of any "Termination Event" under and as defined in the Subsidiary Receivables Sale Agreement.

5.2       Remedies. Upon the occurrence and during the continuation of a Termination Event, Buyer may take any of the following actions:  (i) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by Originator; provided,  however, that upon the occurrence of a Termination Event described in Section 5.1(d), or of an actual or deemed entry of an order for relief with respect to Originator under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by Originator and (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by Originator to Buyer.  The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of Buyer and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

ARTICLE VI
INDEMNIFICATION

6.1       Indemnities by Originator.  Without limiting any other rights that Buyer may have hereunder or under applicable law, Originator hereby agrees to indemnify (and pay upon demand to) Buyer and its assigns, officers, directors, agents and employees (each an

"Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of Buyer or any such assign) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement, or the use of the proceeds of any purchase hereunder, or the acquisition, funding or ownership, either directly or indirectly, by Buyer of an interest in the Receivables, or any Receivable or any Contract or any Related Security, excluding, however:

(i)   Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

(ii)  Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

(iii) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests under the Purchase Agreement as a loan or loans by the Purchasers to Buyer secured by, among other things, the Receivables, the Related Security and the Collections;

provided,  however, that nothing contained in this sentence shall limit the liability of Originator or limit the recourse of Buyer to Originator for amounts otherwise specifically provided to be paid by Originator under the terms of this Agreement.  Without limiting the generality of the foregoing indemnification, Originator shall indemnify Buyer for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Originator) relating to or resulting from:

(i)   any representation or warranty made by any Originating Entity (or any officers of Originator) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any Originating Entity pursuant hereto or thereto that shall have been false or incorrect when made or deemed made;

(ii)  the failure by any Originating Entity to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originating Entity to keep or perform any of its obligations, express or implied, with respect to any Contract;

(iii) any failure of any Originating Entity to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(iv) any products liability, personal injury or damage, suit or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

(v)  any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi) the commingling of Collections of Receivables at any time with other funds;

(vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of any Purchase Price Payment, the ownership of the Receivables or any other investigation, litigation or proceeding relating to any Originating Entity in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix)  any Termination Event described in Section 5.1(d);

(x)  any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Receivables and the Collections, and all of Originator's right, title and interest in the Related Security associated with the Receivables, in each case, free and clear of any Adverse Claim, including any such failure occurring by reason of any failure by Originator to acquire and maintain the same from the Subsidiary Originator;

(xi)  the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of the Purchase or at any subsequent time;

(xii) any action or omission by any Originating Entity which reduces or impairs the rights of Buyer with respect to any Receivable or the value of any such Receivable;

(xiii) any attempt by any Person to void the Purchase hereunder under statutory provisions or common law or equitable action; and

(xiv) the failure of any Receivable included in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

6.2       Other Costs and Expenses.  Originator shall pay to Buyer on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder.  Originator shall pay to Buyer on demand any and all costs and expenses of Buyer, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Termination Event.

ARTICLE VII
MISCELLANEOUS

7.1       Waivers and Amendments.

(a)     No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy.  The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.  Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b)     No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by Originator and Buyer and, to the extent required under the Purchase Agreement, the Agent and the Required Purchasers.

7.2       Notices.  All communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto.  Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 7.2.

7.3       Protection of Ownership Interests of Buyer.

(a)     Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may request, to perfect, protect or more fully evidence the interest of Buyer hereunder and the Purchaser Interests, or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder.  Without limiting the foregoing, Originator will, upon the request of Buyer (or its assigns), file such financing or continuation statements, or amendments thereto or assignments thereof, and execute and file such other instruments and documents, that may be necessary or desirable, or that Buyer (or its assigns) may reasonably request, to perfect, protect or evidence the interest of Buyer hereunder and the Purchaser Interests.  At any time, Buyer (or its assigns) may, at Originator's sole cost and expense, direct Originator to notify the Obligors of Receivables of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.

(b)     If Originator fails to perform any of its obligations hereunder, Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligations, and Buyer's (or such assigns') costs and expenses incurred in connection therewith shall be payable by Originator as provided in Section 6.2.  Originator irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(ies)-in-fact, to act on behalf of Originator (i) to authorize on behalf of Originator as debtor and to file financing or continuation statements (and amendments thereto and assignments thereof) necessary or desirable in Buyer's (or its assigns') sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer's interests in the Receivables.  This appointment is coupled with an interest and is irrevocable.  The authorization by Originator set forth in the second sentence of this Section 7.3(b) is intended to meet all requirements for authorization by a debtor under Article 9 of any applicable enactment of the UCC, including, without limitation, Section 9-509 thereof.

7.4       Confidentiality.

(a)     Originator shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement, except as required by law, and the other confidential or proprietary information with respect to the Agent and each Purchaser and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that Originator and its officers and employees may disclose such information to Originator's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

(b)     Anything herein to the contrary notwithstanding, Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, the Agent, the Financial Institutions or Companies by each other, (ii) by Buyer, the Agent or the Purchasers to any prospective or actual assignee or participant of any of them and (iii) by the Agent or any Purchaser to any rating agency, Funding Source, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Company or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which the Agent or any Financial Institution acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing.  In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c)     Buyer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement, except as required by law, and the other confidential or proprietary information with respect to Originator, the Obligors and their respective businesses obtained by it in connection with the due diligence evaluations, structuring, negotiating and execution of the Transaction Documents, and the consummation of the transactions contemplated herein and any other activities of Buyer arising from or related to the transactions contemplated herein provided,  however, that each of Buyer and its employees and officers shall be permitted to disclose such confidential or proprietary information: (i) to the Agent and the other Purchasers, (ii) to any prospective or actual assignee or participant of the Agent or the other Purchasers who execute a confidentiality agreement for the benefit of Originator and Buyer on terms comparable to those required of Buyer hereunder with respect to such disclosed information, (iii) to any rating agency, provider of a surety, guaranty or credit or liquidity enhancement to any Company, (iv) to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, and (v) to the extent required pursuant to any applicable law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings with competent jurisdiction (whether or not having the force or effect of law) so long as such required disclosure is made under seal to the extent permitted by applicable law or by rule of court or other applicable body.

(d)     Anything herein to the contrary notwithstanding, Buyer, Originator, each Indemnified Party and any successor or assign of any of the foregoing (and each employee, representative or other agent of any of the foregoing) may disclose to any and all Persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of U.S. Treasury Regulation § 1.6011-4) of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any of the foregoing relating to such tax treatment or tax structure, and it is hereby confirmed that each of the foregoing have been so authorized since the commencement of discussions regarding the transactions.

7.5       Bankruptcy Petition.

(a)     Originator and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any Company or any Funding Source that is a special purpose bankruptcy remote entity, it will not institute against, or join any other Person in instituting against, any Company or any such entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

(b)    Originator covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding obligations of Buyer under the Purchase Agreement, it will not institute against, or join any other Person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

7.6       Limitation of Liability.  Except with respect to any claim arising out of the willful misconduct or gross negligence of any Company, the Agent or any Financial Institution, no claim may be made by Originator or any other Person against any Company, the Agent or any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and Originator hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

7.7       CHOICE OF LAW.  THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

7.8       CONSENT TO JURISDICTION.  ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT AND ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION.  ANY JUDICIAL PROCEEDING BY ORIGINATOR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK COUNTY, NEW YORK.

7.9       WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR

INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

7.10     Integration; Binding Effect; Survival of Terms.

(a)     This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b)     This Agreement shall be binding upon and inure to the benefit of Originator, Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy).  Originator may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of Buyer.  Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of Originator.  Without limiting the foregoing, Originator acknowledges that Buyer, pursuant to the Purchase Agreement, may assign to the Agent, for the benefit of the Purchasers, its rights, remedies, powers and privileges hereunder and that the Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Purchase Agreement.  Originator agrees that the Agent, as the assignee of Buyer, shall, subject to the terms of the Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer's rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder) and Originator agrees to cooperate fully with the Agent in the exercise of such rights and remedies.  This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided,  however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by Originator pursuant to Article II; (ii) the indemnification and payment provisions of Article VI; and (iii) Section 7.5 shall be continuing and shall survive any termination of this Agreement.

7.11     Counterparts; Severability; Section References.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.  Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

7.12     Subordination.  Originator shall have the right to receive, and Buyer shall make, any and all payments relating to any indebtedness, obligation or claim, Originator may from time to time hold or otherwise have against Buyer or any assets or properties of Buyer, whether arising hereunder or otherwise existing, provided that, after giving effect to any such payment, the aggregate Outstanding Balance of Receivables owned by Buyer at such time exceeds the sum of (a) the Aggregate Unpaids under the Purchase Agreement, plus (b) the aggregate outstanding principal balance of the Subordinated Loans.  Originator hereby agrees that at any time during which the condition set forth in the proviso of the immediately preceding sentence shall not be satisfied, Originator shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of Buyer owing to the Agent or any Purchaser under the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

AVNET, INC.

By:
Name:
Title:

Address:	2211 South 47th Street
Phoenix, Arizona 85034
Attention: President

Fax:	(480) 643-7199

AVNET RECEIVABLES CORPORATION

By:
Name:
Title:

Address:	2211 South 47th Street
Phoenix, Arizona 85034
Attention: President

Fax:	(480) 643-7199

Exhibit I

Definitions

This is Exhibit I to the Agreement (as hereinafter defined).  As used in the Agreement and the Exhibits, Schedules and Annexes thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof).  If a capitalized term is used in the Agreement, or any Exhibit, Schedule or Annex thereto, and not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Purchase Agreement.

"Agent" has the meaning set forth in the Preliminary Statements to the Agreement.

"Agreement" means the Receivables Sale Agreement, dated as of June 28, 2001 between Originator and Buyer, as the same may be amended, restated or otherwise modified.

"Buyer" has the meaning set forth in the preamble to the Agreement.

"Calculation Period" means each calendar month or portion thereof which elapses during the term of the Agreement.  The first Calculation Period shall commence on the date of the Purchase of Receivables hereunder and the final Calculation Period shall terminate on the Termination Date.

"Change of Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of Originator.

"Company" has the meaning set forth in the Preliminary Statements to the Agreement.

"Credit and Collection Policy" means (i) with respect to the Receivables originated by Originator, the credit and collection policies and practices relating to Contracts and Receivables summarized in Exhibit V to this Agreement, as modified from time to time in accordance with this Agreement and the Purchase Agreement and (ii) with respect to the Receivables originated by the Subsidiary Originator, the credit and collection policies and practices relating to Contracts and Receivables summarized in Exhibit IV to the Subsidiary Receivables Sale Agreement, as modified from time to time in accordance with the Subsidiary Receivables Sale Agreement, this Agreement and the Purchase Agreement.

"Default Fee" means a per annum rate of interest equal to the sum of (i) the Prime Rate, plus (ii) 2% per annum.

"Dilutions" means, at any time, the aggregate amount of reductions or cancellations described in Section 1.3(a) of the Agreement.

Exh. I-1

"Discount Factor" means a percentage calculated to provide Buyer with a reasonable return on its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to Buyer of financing its investment in the Receivables during such period and (ii) the risk of nonpayment by the Obligors.  Originator and Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment made prior to the Calculation Period during which Originator and Buyer agree to make such change.

"Initial Cutoff Date" has the meaning set forth in Section 1.2(a).

"Material Adverse Effect" means a material adverse effect on (i) the financial condition or operations of Originator and its Subsidiaries, (ii) the ability of Originator to perform its obligations under the Agreement or any other Transaction Document, (iii) the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) Originator's, Buyer's, the Agent's or any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

"Net Value" means, as of any date of determination, an amount equal to the sum of (i) the aggregate Outstanding Balance of the Receivables at such time, minus (ii) the sum of (A) the Aggregate Capital outstanding at such time, plus (B) the Aggregate Reserves.

"Net Worth" means as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of (a) the aggregate Outstanding Balance of the Receivables at such time, over (b) the sum of (i) the Aggregate Capital outstanding at such time, plus (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

"Original Balance"  means, with respect to any Receivable coming into existence after the Initial Cutoff Date, the Outstanding Balance of such Receivable on the date it was created.

"Originator" has the meaning set forth in the preamble to the Agreement.

"Potential Termination Event" means an event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event.

"Purchase" means the purchase pursuant to Section 1.1(a) of the Agreement by Buyer from Originator of the Receivables and the Related Security and Collections related thereto, together with all related rights in connection therewith.

"Purchase Agreement" has the meaning set forth in the Preliminary Statements to the Agreement.

"Purchase Price" means, with respect to the Purchase, the aggregate price to be paid by Buyer to Originator for such Purchase in accordance with Section 1.2 of the Agreement for the Receivables, Collections and Related Security being sold to Buyer, which price shall equal on any

Exh. I-2

date (i) the product of (x) the Outstanding Balance of such Receivables on such date, multiplied by (y) one minus the Discount Factor in effect on such date, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.3 of the Agreement.

"Purchase Price Credit" has the meaning set forth in Section 1.3 of the Agreement.

"Receivable" means all indebtedness and other obligations owed to any Originating Entity (at the time it arises, and before giving effect to any transfer or conveyance under the Agreement or the Subsidiary Receivables Sale Agreement) or Buyer (after giving effect to the transfers under the Agreement) or in which any Originating Entity or Buyer has a security interest or other interest (including,  without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible), arising in connection with the sale of merchandise or the rendering of services by any Originating Entity, and further includes,  without limitation, the obligation to pay any Finance Charges with respect thereto; provided, that 'Receivable' shall not include any Excluded Receivable.  Indebtedness and other rights and obligations arising from any one transaction, including,  without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Originator treats such indebtedness, rights or obligations as a separate payment obligation.

"Related Security" means, with respect to any Receivable:

(i)    all of Originator's interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale of which by any Originating Entity gave rise to such Receivable (including as a result of related financing arrangements), and all insurance contracts with respect thereto,

(ii)   except to the extent prohibited by the terms of any Contract (unless, and to the extent, such prohibition is rendered ineffective by law, including, without limitation, statutory authority), all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(iii)  except to the extent prohibited by the terms of any Contract (unless, and to the extent, such prohibition is rendered ineffective by law, including, without limitation, statutory authority), all guaranties, letters of credit, insurance, "supporting obligations" (within the meaning of Section 9-102(a) of the UCC of all applicable jurisdictions), and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

Exh. I-3

(iv)  except to the extent prohibited by the terms of any Contract (unless, and to the extent, such prohibition is rendered ineffective by law, including, without limitation, statutory authority), all service contracts and other contracts and agreements associated with such Receivable,

(v)  all Records related to such Receivable,

(vi)  all of Originator's right, title and interest in, to and under the Subsidiary Receivables Sale Agreement,

(vii) all of Originator's right, title and interest in, to and under each Lock-Box, each Collection Account and each Collection Account Agreement, and

(viii) all proceeds of any of the foregoing.

"Required Capital Amount" means, as of any date of determination, an amount equal to the sum of (i) the twenty-four month rolling average of Dilutions, plus (ii) the result obtained in the foregoing clause (i) of this definition, multiplied by 10%.

"Revised Article 9" means the 1999 Official Text of Article 9 of the Uniform Commercial Code with conforming amendments to Articles 1, 2, 2a, 4, 5, 6, 7 and 8 until such time as a version of such Official Text is adopted in the State of New York and subsequent thereto shall mean the version of such Official Text as adopted.

"RSA Amendment" means that certain Amendment No. 1 to Receivables Sale Agreement, dated as of February 6, 2002, between Originator and Buyer.

"Settlement Date" means, with respect to each Calculation Period, the date that is the 20th calendar day of the month following such Calculation Period.

"Subordinated Loan" has the meaning set forth in Section 1.2(a) of the Agreement.

"Subordinated Note" means a promissory note in substantially the form of Exhibit VII hereto as more fully described in Section 1.2 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"Subscription Agreement" means that certain Stockholder and Subscription Agreement, dated as of June 28, 2001, between Originator and Buyer, substantially in the form of Exhibit VI hereto.

"Subsidiary Originator" means, AVT Technology Solutions LLC, a Delaware limited liability company, in its capacity as seller under the Subsidiary Receivables Sale Agreement.

"Subsidiary Receivables Sale Agreement" means that certain Receivables Sale Agreement, dated as of December 30, 2016, between the Subsidiary Originator, as seller, and Originator, as buyer, pursuant to which the Subsidiary Originator sells and assigns to Originator,

Exh. I-4

and Originator purchases from the Subsidiary Originator the Receivables originated by the Subsidiary Originator.

"Termination Date" means the earliest to occur of (i) the Facility Termination Date, (ii) the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 5.1(d), (iii) the Business Day specified in a written notice from Buyer to Originator following the occurrence of any other Termination Event, and (iv) the date which is thirty (30) Business Days after Buyer's receipt of written notice from Originator that it wishes to terminate the facility evidenced by this Agreement.

"Termination Event" has the meaning set forth in Section 5.1 of the Agreement.

"Transaction Documents" means, collectively, this Agreement, the RSA Amendment, each Collection Account Agreement, the Subordinated Note, the Subscription Agreement and all other instruments, documents and agreements executed and delivered in connection herewith.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP.  All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.  All section references herein to the UCC shall include all successor sections under any subsequent version or amendment to any Article of the UCC.

Exh. I-5

Exhibit II

Places of Business; Jurisdictions of Organization and Chief Executive Offices;
Locations of Records; Organizational Number(s);
Federal Employer Identification Numbers(s); Other Names

Principal Place of Business:	Avnet, Inc. 2211 South 47th Street Phoenix, Arizona 85034

Jurisdictions of Organization:	New York

Chief Executive Offices:	2211 South 47th Street Phoenix, Arizona 85034

Location(s) of Records:	2211 South 47th Street Phoenix, Arizona 85034 8700 S. Price Road Tempe, Arizona 85284

Organizational Number:	None

Federal Employer Identification Number:	11-1890605

Other Names:	Not applicable

Exh. II-1

Exhibit III

Lock-boxes; Collection Accounts; Collection Banks

Lock-Box	Related Collection Account	Related Originating Entity
1. Bank of America, N.A. Ms. Cindy Hastings 555 S. Flower Street, 3rd Floor Los Angeles, California 90071 Lock-Boxes P.O. Box 847722 Dallas, Texas 75202-7722	Deposit Account Number: 3752134661	Avnet, Inc.

2.          JPMorgan Chase Bank, N.A.

Carol Willoughby

560 Mission Street, Floor 03

San Francisco, CA, 94105-2907

Lock-Boxes

P.O. Box #100340

Pasadena, California  91189-0340

P.O. Box #70390

Chicago, Illinois  60673-0390

	Lock-Box Account No.: 59-37116	Avnet, Inc.
3. JPMorgan Chase Bank, N.A. Carol Willoughby 560 Mission Street, Floor 03 San Francisco, CA, 94105-2907 Lock-Boxes P.O. Box 101881 Pasadena, CA 91189-1881 Box #29160	Account Number: 100052874	AVT Technology Solutions LLC

Exh. III-1

29160 Network Place Chicago, IL 60673-1160
4. Bank of America, N.A. Ms. Cindy Hastings 555 S. Flower Street, 3rd Floor Los Angeles, CA 90071 Lock-Box P. O. Box 844144 Dallas, TX 75284-4144	Account Number: 4451203452	AVT Technology Solutions LLC

Exh. III-2

Exhibit IV

Form of Compliance Certificate

This Compliance Certificate is furnished pursuant to that certain Receivables Sale Agreement dated as of June 28, 2001, between Avnet, Inc. ("Originator") and Avnet Receivables Corporation (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Agreement").  Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.  I am the duly elected                of Originator.

2.  I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Originator and its Subsidiaries during the accounting period covered by the attached financial statements.

3.  The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Termination Event or a Potential Termination Event during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

4.  Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Originator has taken, is taking, or proposes to take with respect to each such condition or event:

5.  As of the date hereof, the jurisdiction of organization of Originator is New York, Originator is a "registered organization" (within the meaning of Section 9-102 of the UCC in effect in New York), and Originator has not changed its jurisdiction of organization since June 28, 2001.

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this    day of         , 20    .

Name

Exh. IV-1

Exhibit V

Credit and Collection Policy

Exh. V-1

Exhibit VI

Form of Subscription Agreement

STOCKHOLDER AND SUBSCRIPTION AGREEMENT

THIS STOCKHOLDER AND SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of               , 2001, is entered into by and between Avnet Receivables Corporation, a Delaware Corporation ("SPV") and Avnet, Inc., a New York corporation ("Parent"). Except as otherwise specifically provided herein, capitalized terms used in this Agreement have the meanings ascribed thereto in the Receivables Sale Agreement, dated as of even date herewith, between SPV and Parent (as amended, restated, supplemented or otherwise modified from time to time, the "Sale Agreement").

RECITALS

A.        SPV has been organized under the laws of the State of Delaware for the purpose of, among other things, purchasing, holding, financing, receiving and transferring accounts receivable and related assets originated or otherwise or acquired held by Parent.

B.        Contemporaneously with the execution and delivery of this Agreement: (i) Parent and SPV have entered into the Sale Agreement pursuant to which Parent has sold, subject to the terms and conditions thereof, all of its Receivables, and the Collections and Related Security with respect thereto to SPV; and (ii) SPV, Parent, as Servicer, certain financial institutions party thereto as "Purchasers," and Bank One, NA (Main Office Chicago), as the "Agent," have entered into a Receivables Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement") pursuant to which SPV will sell "Purchaser Interests" to the Agent for the benefit of the Purchasers.

C.        SPV desires to sell shares of its capital stock to Parent, and Parent desires to purchase such shares, on the terms set forth in this Agreement.

NOW, THEREFORE, SPV and Parent agree as follows:

1.         Purchase and Sale of Capital Stock.  Parent hereby purchases from SPV, and SPV hereby sells to Parent, [500] shares of common stock, par value [$0.01] per share, of SPV (the "Common Stock") for the Stock Purchase Price set forth in Section 2(a).  The shares of Common Stock being purchased under this Agreement are referred to herein as the "Shares."  Within three (3) Business Days from the date hereof, SPV shall deliver to Parent a certificate registered in Parent's name representing the Shares.

Exh. VI-1

2.         Consideration for Shares and Capital Contributions.

(a)       Consideration for Shares.  To induce SPV to enter into the Sale Agreement and to enable SPV to fund its obligations thereunder by consummating the transactions contemplated by the Purchase Agreement, and in reliance upon the representations and warranties set forth herein, Parent hereby pays to SPV on the date hereof the sum of [$         ] (the "Stock Purchase Price") in consideration of the purchase of the Shares.  The Stock Purchase Price shall take the form of a transfer of cash, except that Parent may, in lieu of cash payment of the Stock Purchase Price, offset the amount of the Stock Purchase Price against the purchase price otherwise payable by SPV to Parent on the purchase date pursuant to the Sale Agreement.

(b)       Contributions After Initial Closing Date.  From time to time Parent may make additional capital contributions to SPV.  All such contributions shall take the form of a cash transfer, except that SPV agrees to, in lieu of cash payment thereof, offset the amount of such contributions against the purchase price for Receivables otherwise payable by SPV to Parent on the date of such capital contributions.  All of the Receivables so paid for through such offset shall constitute purchased Receivables within the meaning of the Sale Agreement and shall be subject to all of the representations, warranties and indemnities otherwise made thereunder. It is expressly understood and agreed that Parent has no obligations under this Agreement or otherwise to make any capital contributions from and after payment of the Stock Purchase Price.

3.         Representations and Warranties of SPV.  SPV represents and warrants to Parent as follows:

(a)       SPV is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as proposed to be conducted on the date hereof.

(b)       SPV has all requisite legal and corporate power to enter into this Agreement, to issue the Shares and to perform its other obligations under this Agreement.

(c)       Upon receipt by SPV of the Stock Purchase Price and the issuance of the Shares to Parent, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

(d)       SPV has taken all corporate action necessary for its authorization, execution and delivery of, and, its performance under, this Agreement.

(e)       This Agreement constitutes a legally valid and binding obligation of SPV, enforceable against SPV in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(f)        SPV has filed its Certificate of Incorporation in the form attached hereto as Annex A with the Secretary of State of Delaware and (ii) adopted By-laws in the form attached hereto as Annex B.

Exh. VI-2

(g)       The issuance of the Shares by SPV hereunder is legally permitted by all laws and regulations to which SPV is subject.

4.         Representations and Warranties of Parent.  Parent represents and warrants to SPV as follows:

(a)       Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York, and has all requisite corporate power and authority to carry on its business as conducted on the date hereof.

(b)       Parent has all requisite legal and corporate power to enter into this Agreement, to purchase the Shares and to perform its other obligations under this Agreement.

(c)       Parent has taken all corporate action necessary for its authorization, execution and delivery of, and its performance under, this Agreement.

(d)       This Agreement constitutes a legally valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)        Parent is purchasing the Shares for investment for its own account, not as a nominee or agent, and not with a view to any distribution of any part thereof.  Parent has no current intention of selling, granting a participation in, or otherwise distributing, the Shares.

(f)        Parent understands that the Shares have not been registered under the Securities Act of 1933, as amended, or under any other Federal or state law, and that SPV does not contemplate such a registration.

(g)       Parent has such knowledge, sophistication and experience in financial and business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement, and has made such investigations in connection herewith as have been deemed necessary or desirable to make such evaluation.

(h)       The purchase of the Shares by Parent is legally permitted by all laws and regulations to which Parent is subject.

5.         Restrictions on Transfer Imposed by the Act; Legend.

(a)       Legend.  Each certificate representing any Shares shall be endorsed with the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT.  SUCH SECURITIES SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED OR DISPOSED OF ABSENT SUCH REGISTRATION, UNLESS, IN THE OPINION OF

Exh. VI-3

THE CORPORATION'S COUNSEL, SUCH REGISTRATION IS NOT REQUIRED.  IN ADDITION, THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

(b)       Registration of Transfers.  SPV need not register a transfer of any Shares unless the conditions specified in the legend set forth in Section 5(a) hereof are satisfied.  SPV may also instruct its transfer agent (which may be SPV) not to register the transfer of any Shares unless the conditions specified in the legend set forth in Section 5(a) hereof are satisfied.

6.         Agreement to Vote.  Parent hereby agrees and covenants to vote all of the shares of Common Stock now or hereafter owned by it, whether beneficially or otherwise, as is necessary at a meeting of stockholders of SPV, or by written consent in lieu of any such meeting, to cause to be elected to, and maintained on, SPV's board of directors at least one (1) person meeting the qualifications of an Independent Director and selected in accordance with the provisions of the Certificate of Incorporation and By-Laws of SPV.

7.         Successors and Assigns.  Each party agrees that it will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any right or obligation under this Agreement except in connection with a transfer of Shares in compliance with the terms and conditions hereof, as contemplated by Section 5(b) above, or otherwise in accordance with the terms hereof.  Any purported assignment, transfer or delegation in violation of this Section 7 shall be null and void ab initio.  Subject to the foregoing limits on assignment and delegation and except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legatees, executors, administrators, assignees and legal successors.

8.         Amendments and Waivers.  Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of SPV and Parent.  Any amendment or waiver so effected shall be binding upon SPV and Parent.

9.         Further Acts.  Each party agrees to perform any further acts and execute and deliver any document which may be reasonably necessary to carry out the provisions of this Agreement.

10.       Counterparts.  This Agreement may be executed in any number of counterparts, and all of such counterparts together will be deemed one instrument.

11.       Notices.  Any and all notices, acceptances, statements and other communications to Parent in connection herewith shall be in writing, delivered personally, by facsimile or certified mail, return receipt requested, and shall be addressed to the address of Parent indicated on the stock transfer register of SPV or, if no address is so indicated, to the address provided to SPV pursuant to the Sale Agreement unless changed by written notice to SPV or its successor.

Exh. VI-4

12.       GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

13.       Entire Agreement.  This Agreement, together with the Sale Agreement and the documents expressly to be delivered in connection therewith, constitute the entire understanding and agreement between the parties hereto with subject matter hereof and thereof.

14.       Severability of this Agreement.  In case any provision of this Agreement shall be invalid or unenforceable, the validity, legality and enforceability of the remaining shall not in any way be affected or impaired thereby.

Exh. VI-5

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

AVNET RECEIVABLES CORPORATION,

By:
Name:
Title:

AVNET, INC.

By:
Name:
Title:

Exh. VI-6

Annex A to Subscription Agreement

Certificate of Incorporation

Exh. VI-7

Annex B to Subscription Agreement

By-Laws

Exh. VI-8

Exhibit VII

Form of Subordinated Note

SUBORDINATED NOTE

              , 200

1.        Note.  FOR VALUE RECEIVED, the undersigned, AVNET RECEIVABLES CORPORATION, a Delaware corporation ("SPV"), hereby unconditionally promises to pay to the order of AVNET, INC., a New York corporation ("Originator"), in lawful money of the United States of America and in immediately available funds, on the date following the Termination Date which is one year and one day after the date on which (i) the Outstanding Balance of all Receivables sold under the "Sale Agreement" referred to below has been reduced to zero and (ii) Originator has paid to the Buyer all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Purchases (the "Collection Date"), the aggregate unpaid principal sum outstanding of all "Subordinated Loans" made from time to time by Originator to SPV pursuant to and in accordance with the terms of that certain Receivables Sale Agreement dated as of               ,       between Originator and SPV (as amended, restated, supplemented or otherwise modified from time to time, the "Sale Agreement").  Reference to Section 1.2 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made.  All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.

2.         Interest.  SPV further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the Base Rate; provided,  however, that if SPV shall default in the payment of any principal hereof, SPV promises to pay, on demand, interest at the rate of the Base Rate plus 2.00% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment.  Interest shall be payable on the first Business Day of each month in arrears; provided,  however, that SPV may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note.  The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.

3.         Principal Payments.  Originator is authorized and directed by SPV to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by SPV, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of Originator to make any such entry or any error therein shall expand, limit or affect the obligations of SPV hereunder.

4.         Subordination.  Originator shall have the right to receive, and SPV shall make, any and all payments relating to the loans made under this Subordinated Note provided that,

Exh. VII-1

after giving effect to any such payment, the aggregate Outstanding Balance of Receivables (as each such term is defined in the Receivables Purchase Agreement hereinafter referred to) owned by SPV at such time exceeds the sum of (a) the Aggregate Unpaids (as defined in the Receivables Purchase Agreement) outstanding at such time under the Receivables Purchase Agreement, plus (b) the aggregate outstanding principal balance of all loans made under this Subordinated Note.  Originator hereby agrees that at any time during which the conditions set forth in the proviso of the immediately preceding sentence shall not be satisfied, Originator shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of SPV owing to the Agent or any Purchaser under that certain Receivables Purchase Agreement dated as of               ,      by and among SPV, Originator, as Servicer, various "Purchasers" from time to time party thereto, and Bank One, NA (Main Office Chicago), as the "Agent" (as amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement").  The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Agent and the Purchasers and/or any of their respective assignees (collectively, the "Senior Claimants") under the Purchase Agreement.  Until the date on which all "Capital" outstanding under the Purchase Agreement has been repaid in full and all other obligations of SPV and/or the Servicer thereunder and under the "Fee Letter" referenced therein (all such obligations, collectively, the "Senior Claim") have been indefeasibly paid and satisfied in full,  Originator shall not institute against SPV any proceeding of the type described in Section 5.1(d) of the Sale Agreement unless and until the Collection Date has occurred.  Should any payment, distribution or security or proceeds thereof be received by Originator in violation of this Section 4, Originator agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Agent for the benefit of the Senior Claimants.

5.         Bankruptcy; Insolvency.  Upon the occurrence of any proceeding of the type described in Section 5.1(d) of the Sale Agreement involving SPV as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of the Aggregate Capital and the Senior Claim (including "CP Costs" and "Yield" as defined and as accruing under the Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such CP Costs or Yield is an allowable claim in any such proceeding) before Originator is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of SPV of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.

6.         Amendments.  Prior to the indefeasible payment of the Aggregate Unpaids, this Subordinated Note shall not be amended or modified without the prior written consent of the Agent for the benefit of the Purchasers.

7.         GOVERNING LAW.  THIS SUBORDINATED NOTE HAS BEEN MADE AND DELIVERED AT NEW YORK, NEW YORK, AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO

Exh. VII-2

DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK.  WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.

8.         Waivers.  All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.  Originator additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.

9.         Assignment.  This Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than Originator without the prior written consent of the Agent, and any such attempted transfer shall be void.

AVNET RECEIVABLES CORPORATION,

By:
Name:
Title:

Exh. VII-3

Schedule
to
SUBORDINATED NOTE

SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Subordinated Loan	Amount of Principal Paid	Unpaid Principal Balance	Notation made by

Exh. VII-4

Schedule A

DOCUMENTS TO BE DELIVERED TO BUYER
ON OR PRIOR TO THE PURCHASE

SEE PART I OF SCHEDULE B TO THE PURCHASE AGREEMENT.